UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 11, 2013

Dynamic Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road
Boulder, Colorado  80301
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2013, Dean Allen, Chairman of the Board of Directors (the “Board”) of Dynamic Materials Corporation (the “Company”), announced his intention to retire from the Board effective as of May 23, 2013, following the 2013 Company’s Annual meeting of Stockholders.  Mr. Allen will therefore not stand for reelection to the Board at the next Annual Meeting of Stockholders.  Mr. Allen has served as a director of the Company since 1993 and the Chairman of the Board since 2006.  Mr. Allen’s retirement was for personal reasons and not as a result of any disagreement with the Company or the Board.

On March 11, 2013 the Board elected Gerard Munera to become the new Chairman of the Board, effective upon Mr. Allen’s retirement.  Mr. Munera has served as a director of the Company since 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: April 3, 2013	By:	/s/ Richard A. Santa
Richard A. Santa
Senior Vice President and Chief Financial Officer